Exhibit 99.1

B2Digital Celebrates Another Live MMA Pay-Per-View Success at Sold-Out Strikehard 56

TAMPA, FL, October 12, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce that Strikehard 56 (“SHP56”) in Tuscaloosa on Saturday night was another big success featuring a combination of top amateur and pro mixed martial arts (“MMA”) fights.

The event was sold-out for limited in-person seating and drove strong pay-per-view sales.

Highlights from the night featured the crowning of a new Strikehard Amateur Heavyweight Champion, as undefeated rising star, Antwan Phillips, handed previously undefeated Cam Kinzig his first loss to earn the title. In the evening’s Main Event, Canada's Zackery Powell defeated Yemi Oduwole in an action-packed three-round instant classic.

“SHP56 was another tremendous fight night success: the fighters put on a great show and continued to develop toward future stardom, the fans got everything they were looking for and more, and B2Digital had another very successful event, with strong PPV ticket sales powered by our B2InstaStore platform model,” commented Greg P. Bell, Chairman & CEO of B2Digital. “With more than half of our B2 Fighting Series fall season still in front of us, we have figured out how to win in this strange environment, and we will continue to expand our reach and visibility. The product is unique and powerful, and we are finding new and better ways to get it in front of as many eyeballs as possible.”

B2Digital is headed next to Bowling Green, Kentucky, for HRMMA 115 on October 17.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

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B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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